FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of this 15th day of September, 2008, as amended, among ING USA ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Delaware and RELIASTAR LIFE
INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (individually and together, the “Insurance Company’), each on behalf of itself and certain of its separate accounts (each, an “Account”), as listed in Appendix B to this
Agreement, as such Appendix may be amended from time to time by mutual agreement in writing; ING INVESTORS TRUST (the “Trust”), an open-end management investment company that is a business trust organized under the laws of the Commonwealth of
Massachusetts; DIRECTED SERVICES LLC (“DSL”), a limited liability company organized under the laws of the State of Delaware; ING FUNDS DISTRIBUTOR, LLC (“IFD”), a limited liability company organized under the laws of the state of Delaware, which serves as the Trust’s distributor; AMERICAN FUNDS INSURANCE SERIES (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and
CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the Jaws of the State of Delaware.

WITNESSETH:

WHEREAS, Insurance Company has issued or proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts (the “Contracts”) as set forth in
Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, Insurance Company has established one or more Accounts, as set forth in
Appendix 9, under applicable state insurance law, for purposes of funding the Contracts and has or will register each Account with the United States Securities and Exchange Commission (the
“Commission”) as a unit investment trust under the Securities Act of 1933 (the “1933 Act”) and the Investment Company Act of 1940 (the “1940 Act”) (unless the Account is exempt from such registration);

WHEREAS, the Contracts, which are or will be registered by Insurance Company with the Commission for offer and sale (unless the Contract is exempt from such registration), will he in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Series has received a “Mixed and Shared Funding Order” from the
Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, the Series is divided into various funds (the “Underlying Funds”), and each
Underlying Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Underlying
Funds;

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WHEREAS, the Trust is divided into various series (the “Portfolios”), and each
Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

WHEREAS, certain Portfolios propose to invest in the Underlying Funds, in a fund-of-
funds structure pursuant to exemptive relief granted by the Commission as set forth in Appendix
C, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, certain Underlying Funds will serve as the underlying investments for the
Contracts as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, CRMC is the investment adviser for the Underlying Funds; and WHEREAS, DSL is the investment adviser for the Portfolios.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, DSL, IFD, the Series and CRMC hereby agree as follows:

1. The Series and CRMC each represents and warrants to Insurance Company, the
Trust, DSL and IFD that: (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series, in the form previously delivered to Insurance Company and the Trust, and all forms, reports, proxy statements and other documents required to be filed with the
Commission under the 1933 Act, the Securities Exchange Act of 1934 (“1934 Act”) and the
1940 Act (collectively, the “SEC Filings”) have been filed with the Commission and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this
Agreement is in force, lawfully organized and validly existing under the laws of the
Commonwealth of Massachusetts; (c) the Series is and shall remain registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1940 Act and the 1934 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact requited to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, DSL, IFD or the Trust
expressly for use therein; and (e) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Series shall register and qualify the shares of the
Underlying Funds listed on Appendix C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Series.

2. The Trust, DSL and IFD each represents and warrants to Insurance Company, the

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Series and CRMC that the shares of the Portfolios listed on Appendix C are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws. The Trust further represents and warrants that: (a) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) the
Trust is and shall remain registered as an open-end management investment company under the
1940 Act; (c) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933
Act, the 1934 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the
Series by Insurance Company, CRMC or the Series expressly for use therein; and (e) the Trust,
DSL and IFD will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Trust shall register and qualify the shares of the Portfolios listed on Appendix C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Trust.

2a. Insurance Company represents and warrants to the Trust, Series and CRMC that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), that it will maintain such treatment and that it will notify the Trust,
Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3. The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and/or the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (a) any non-routine request by the Commission (i) for amendment of the registration statement relating to the Series, or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it or CRMC becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

4. The Series will make Class 1 shares, as applicable, of the Underlying Funds listed on Appendix C available to the Portfolios and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Underlying Funds as may be reasonably necessary for investment by the Portfolios under this Agreement and maintain a continuous offering of the shares of the Underlying Funds. Underlying Fund shares to be made available to the Portfolios shall be sold by the Series and purchased by the Trust for a given

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Portfolio at the net asset value of the respective Underlying Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series. For purposes of this Paragraph 4, Insurance Company shall be a designee of each Underlying Fund and each
Portfolio for receipt of such orders attributable to the Contracts, and receipt by such designee as of 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Portfolio and the Underlying Fund each receives actual notice of such order by 9:30 a.m. Eastern time on the following Business Day (“Next Business Day”). “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Series or
Portfolio, as applicable, calculates its net asset value pursuant to the rules of the Commission.
The Series will make shares of the Underlying Funds available indefinitely for purchase at the applicable net asset value per share by the Trust and its Portfolios on those days on which the
Series calculates its net asset value pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each Underlying Fund available to the Trust on a daily basis as soon as reasonably practicable after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. CRMC and the Series shall report to the Trust and
Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or delay in the communication by CRMC, the Series will act in accordance with its then current policies and procedures relating to error correction, which policies and procedures shall be provided to Insurance Company and the Trust and shall be in accordance with the 1933 Act and
1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a Fund or its shareholders for any losses. The Series and CRMC are responsible for maintaining net asset values for each Underlying Fund in accordance with the requirements of the 1940 Act and the
Series’ then current Prospectus. Shares of particular Underlying Funds shall be ordered in such quantities and at such times as determined by the Trust to be necessary to meet the requirements of the Portfolios. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and Insurance Company and the Trust shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next
Business Day.

4a. The Series and CRMC agree that total return and yield performance information of the Series derived from its registration statement provided by the Series or CRMC maybe used by the Trust, IFD or Insurance Company in connection with the sale of shares of the Portfolios and the Contracts without prior approval of the Series or CRMC, and the Trust, IFD and
Insurance Company will be responsible for using such information in conformity with the information provided.

4b. The Series shall provide the Trust and Insurance Company with at least one hundred twenty (120) days’ advance notice, or such lesser time as maybe agreed to by the

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parties, of any change in the Series’ investment objective, and at least sixty (60) days’ advance notice, or such lesser time as may be agreed to by the parties, of any material change in the
Series’ principal investment strategy described in its Prospectus, or any change in the Series’
fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

4c. The Series reserves the right to temporarily suspend or terminate sales of the
Series’ shares to the Trust and the Portfolios if such action is required bylaw, or if the Board of
Trustees of the Series deems it necessary, appropriate and in the best interests of the Series and its shareholders or in response to the order of an appropriate regulatory authority.

4d. As of the Effective Date of this Agreement, the Series is unable to provide pricing information, order execution and wire payment for purchases and redemptions of Underlying
Fund shares through the National Securities Clearing Corporation (“NSCC”) and its subsidiary systems described in Appendix D to this Agreement. The Series agrees to provide pricing information, order execution and wire payment for purchases and redemptions of Underlying
Fund Shares through the NSCC and its subsidiary systems pursuant to Appendix D to this
Agreement, as such Appendix may be amended from time to time by mutual agreement in writing, as soon as it becomes feasible for the Series to do so.

5. The Trust will make shares of the Portfolios listed on Appendix C available to
Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Portfolios as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the
Portfolios.

5a. The Trust reserves the right to temporarily suspend or terminate sales of the
Portfolios’ shares to Insurance Company, or purchases of the Series’ shares by the Trust and the
Portfolios, if any such action is required by law, or if the Board of Trustees of the Trust deems it necessary, appropriate and in the best interest of the Trust and its shareholders (including
Contract owners) or in response to the order of an appropriate regulatory authority.

6. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in such shares of the Portfolios as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts. Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract owners or an Account or Subaccount.

7. Transfer of the Series’ and the Trust’s shares will be by book entry only. No stock certificates will be issued to the Accounts or Portfolios. Shares ordered from a particular
Underlying Fund will be recorded by CRMC or the Series’ transfer agent as instructed by the
Trust in an appropriate title for the corresponding Portfolio. Shares ordered from a particular
Portfolio will be recorded by IFD or the Trust’s transfer agent as instructed by Insurance
Company in an appropriate title for the corresponding Account or Subaccount.

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8. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Underlying Funds held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of an
Underlying Fund recorded in the title for the corresponding Portfolio in additional shares of that
Underlying Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8a. The Trust shall furnish notice promptly to Insurance Company of any dividend or distribution payable on any shares underlying the Portfolios. Insurance Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio recorded in the title for the corresponding Subaccount in additional shares of that Portfolio. The Trust shall notify Insurance Company of the number of shares so issued. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

9. The Series shall effect redemptions of interests in the Underlying Funds in accordance with the terms of the Underlying Funds’ then current Prospectus and the provisions of the 1940 Act and the rules and regulations thereunder. For purposes of this Paragraph 9,
Insurance Company shall be a designee of each Portfolio and each Underlying Fund for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m.
Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Trust or Series each receives actual notice of such request for redemption by 9:00 a.m. Eastern time on the Next
Business Day. Insurance Company shall purchase and redeem the shares of the Portfolios offered by the then current Prospectus of the Trust in accordance with the provisions of such Prospectus.

9a. All redemption requests, including any redemption requests that the Trust receives from an Account which necessitate a redemption request to the Series and a redemption of a Portfolio’s entire interest from a Underlying Fund, will be effected in cash at the next determined net asset value after the redemption request is received, payable in federal funds. The
Series will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Series and if such next business day settlement is not practicable, then as soon thereafter as practicable, and will immediately notify the Trust regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. The Trust will settle redemptions immediately upon receipt of proceeds from the Series.

10. The Series shall pay all expenses incidental to its performance under this
Agreement. The Series shall bear the expenses for the cost of registration of its shares, preparation of Prospectuses and statements of additional information to be sent to existing
Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any
Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series’ shares subject to this Agreement. The Series will provide the Trust and Insurance Company, at least once a year, with enough copies of its

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Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information. With respect to any prospectus and annual and semi-annual reports (the “Reports”) of the Series that are printed in combination with any one or more such Reports of other investment options for the
Contracts (the “Booklet”), the Series shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series’ Reports included in the Booklet to the number of pages in the Booklet as a whole.

11. Insurance Company shall bear the expenses for the cost of preparation and delivery of the Portfolios and the Underlying Funds respective Prospectuses (and supplements thereto) to be sent to prospective Contract owners. Each of the Trust and the Series shall provide, at its expense and in a timely manner, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the Prospectus for the Series or the Trust is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the
Prospectus or Prospectuses, and the annual and semi-annual shareholder reports for the
Contracts, the Portfolios and the Underlying Funds, printed together in one or more documents
(such printing to be done at Insurance Company’s expense with respect to prospective investors).

12. Insurance Company represents and warrants to the Trust and the Series that any information furnished in writing by Insurance Company to the Trust or the Series for use in the
registration statements of the Trust and the Series, respectively, will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940
Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12a. The Trust represents and warrants to the Series that any information furnished in writing by the Trust to the Series for use in the registration statement of the Series will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933
Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

l2b. The Series represents and warrants to the Trust and Insurance Company that any information furnished in writing by the Series to the Trust or Insurance Company for use in the
registration statement of the Trust or Insurance Company will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940
Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

13. Insurance Company, the Trust and their affiliates shall make no representations concerning the Series’ shares except those contained in the then current Prospectus of the Series, current statement of additional information of the Series, reports to shareholders, or in such printed information subsequently issued by the Series or on its behalf by CRMC or American

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Funds Distributors, Inc. (“AFD”), including information published on the Series’ or CRMC’s internet site, in materials approved by CRMC and AFD or as otherwise provided in the Business
Agreement in effect among Insurance Company, AFD and CRMC dated as of September 2,
2003.

14. Shares of the Series maybe offered to separate accounts of various insurance companies in addition to Insurance Company and the Trust and otherwise in accordance with the
Mixed and Shared Funding Order. The Series agrees to take all steps necessary so that the
Underlying Funds meet the requirements of Section 817 relating to diversification for variable annuity, endowment and life insurance contracts. The Series represents that each Underlying
Fund is currently qualified as a “regulated investment company” (“RIC”) under the Code. The
Series also agrees to maintain each Underlying Fund’s qualification as a RIC, and each will notify Insurance Company and the Trust immediately upon having a basis for believing that the
Series has ceased to so qualify or that the Series might not so qualify in the future. The Series will provide the Trust with securities holdings reports for each Underlying Fund each calendar quarter as soon as reasonably practicable after they are prepared.

15. The Series and the Trust hereby notify Insurance Company that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

16. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more
Portfolios or Underlying Funds might, at some time, be in conflict. Each party shall report to each other party any potential or existing conflict of which it becomes aware. The Boards of
Trustees of the Trust and the Series shall promptly notify Insurance Company of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action deemed necessary in accordance with the mixed and shared funding orders of or applicable to the Series and the Trust, respectively, to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

17. Insurance Company agrees to indemnify and hold the Trust, ING, IIFD, CRMC and the Series and any affiliate, control person, shareholder, director, trustee, officer or employee of the Trust, ING, JFD or the Series (collectively, “Indemnified Affiliates”) harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Indemnified Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Insurance Company’s: (a) making untrue statements of material facts or omitting material facts in a Contract’s registration statement, Prospectus, statement of additional information, private placement memorandum or other disclosure documents, semi-
annual or annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements of material facts that an Indemnified Affiliate includes in its materials, provided that the Indemnified Affiliate relies on information supplied by Insurance Company; (c)
unlawful conduct, bad faith, willful malfeasance, or gross negligence by Insurance Company with respect to the sale of the Contracts or Portfolio or Underlying Fund shares; or (d) breaching this Agreement or a representation or warranty contained in this Agreement.

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17a. ING and TFD (as between them, in relation to each party’s responsibilities under this Agreement), each on behalf of itself and the Trust, agrees to indemnify and hold Insurance
Company, the Trust, CRMC, the Series and any affiliate, control person, shareholder, director, trustee, officer or employee of Insurance Company, the Trust or the Series (collectively,
“Registered Affiliates”) harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Registered Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Trust’s,
ING’s or IFD’s: (a) making untrue statements of material facts or omitting material facts in the
Trust’s registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that a Registered Affiliate includes in its materials, provided such Registered Affiliate relies on information supplied by DSL or IFD; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Trust, DSL or IFD with respect to the sale of the Contracts or Portfolio shares or the operation of the Trust or a Portfolio; (d) failure of a Portfolio to comply with any of its investment objectives, policies and restrictions; or (e) breaching this Agreement or a representation or warranty contained in this Agreement.

17b. The Series and CRMC each agrees to indemnify and hold Insurance Company, the Trust, DSL and IFD and any affiliate, control person, shareholder, director, trustee, officer or employee of Insurance Company, the Trust, DSL or IFD (collectively, “Insurance Company
Affiliates”) harmless against any and all losses, claims, damages, liabilities or litigation
(including legal and other expenses) to which such Insurance Company Affiliate may he subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series’
or CRMC’s: (a) making untrue statements of material facts or omitting material facts in the
Series’ registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that an Insurance Company Affiliate includes in its materials, provided such Insurance
Company Affiliate relies on information supplied by the Series or CRMC; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series or CRMC with respect to the sale of the Contracts or Underlying Fund shares or the operation of the Series or a Underlying
Fund; (d) failure of a Underlying Fund to comply with any of its investment objectives, policies and restrictions; or (e) breaching this Agreement or a representation or warranty contained in this
Agreement.

18. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the then current Prospectus or private placement memorandum for the Contract and the mixed and shared funding orders of or applicable to the Trust and the Series.

19. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the Commission, the Financial Industry
Regulatory Authority and state insurance regulators) and shall permit such authorities reasonable

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access to its books and records in connection with any investigation or inquiry relating to this
Agreement or the transactions contemplated hereby. The Series shall make Chief Compliance
Officer of the Underlying Funds reasonably available to DSL on an annual basis to discuss his or her compliance activities with respect to the Underlying Funds.

19a. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of any other affected party hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further however that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances. The Series and CRMC shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, the
Contracts, the Accounts, the Trust, ING, IFD or a Portfolio other than the information or representations contained in a disclosure document for the Contracts or such Portfolio, as may be amended or supplemented from time to time, or in published reports for each Account or for the
Portfolios which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance
Company or its designee, except with the permission of the Company.

20. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(a)	by mutual agreement at any time;

(b)	by any party at any time upon sixty (60) days’ written notice to the other parties;

(c)	at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days’ prior written notice to the other parties if a final non-appealable administrative or judicial decision is entered against another party which has a material impact on the Contracts;

(d)	at the option of Insurance Company or the Trust, immediately upon written notice, if shares of the Series are not reasonably available for investment by the Portfolios;

(e)	at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or an Underlying Fund fails to meet the requirements for either diversification under Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan;

(f)	at the option of Insurance Company, the Trust, CRMC or the Series in the event the Series’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an

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underlying investment for the Contracts issued or to be issued by Insurance Company (in such event prompt notice shall be given by Insurance Company, the Trust, CRMC or the Series to the other parties);

(g)	at Insurance Company’s option by written notice to the Series and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	with respect to each Insurance Company, at the option of the Series or CRMC by written notice to Insurance Company if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

21. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand
(with written confirmation of receipt); (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:
ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company of New York
U.S. Legal Services
1475 Dunwoody Drive
West Chester, PA 19380
Attention: Linda E. Senker, Counsel
Facsimile No.: 610-425-3520

with a copy to: ING Investment Funds 520 Madison Avenue New York, NY 10022 Attention: Bebe Wilkinson, Head of Outside Funds

If to the Trust: ING Investors Trust 7337 East Doubletree Ranch Road

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Scottsdale, AZ 85258-2034
Attn: Chief Counsel

If to DSL:
Directed Services LLC
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034
Attn: Chief Counsel

If to IFD:
ING Funds Distributor, LLC
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034
Attn: Chief Counsel

If to the Series:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business
Management Group
Facsimile No.: (213) 486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: (213) 486-9041

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21. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22. If this Agreement terminates, the Series and CRMC, at Insurance Company’s option, will continue to make additional shares of the Underlying Funds available to the Trust for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Insurance
Company agrees not to redeem shares of the Trust unless: (a) the Agreement is terminated pursuant to Paragraph 20(e) or 20(f); (b) legitimately required to do so according to a Contract owner’s request; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as required under state and/or federal laws or regulations or judicial or other legal precedent of general application; (e) in connection with an action of the Trust’s Board or shareholders of the Trust or a Series, as appropriate, to change the Series investment policy of investing exclusively in a Underlying
Fund; or (f) as otherwise agreed to or permitted among the parties. In the event of any change in a Portfolio’s policy with respect to investments in the corresponding Underlying Fund, the Trust shall have the right to terminate this Agreement with respect to such Portfolio and such
Underlying Fund, subject to the notice provisions set forth in Section 20(b) hereof and to require the redemption in cash of all Underlying Fund shares held by such Portfolio. Such termination shall not affect the effectiveness of this Agreement with respect to any other Portfolio and
Underlying Fund.

23. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the
Series individually, but bind only the Series’ assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Insurance Company, on behalf of itself and the
Accounts, agrees not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company agrees that the obligations of each Underlying Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Insurance Company agrees not to proceed against any Underlying Fund for the obligations of another Underlying Fund.
Notwithstanding the foregoing, if Insurance Company seeks satisfaction for any liability of the
Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) may seek recourse against CRMC.

23b. The obligations of the Trust under this Agreement are not binding upon any of the
Trustees, officers, employees or shareholders (except Insurance Company if it is a shareholder), of the Trust individually, but bind only the Trust’s assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Insurance Company, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company, the Series and
CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any Portfolio for the obligations of another Portfolio.

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23c. Subject to the requirements of legal process and regulatory authority, each party shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

24. This Agreement shall be construed in accordance with the laws of the
Commonwealth of Massachusetts.

25. This Agreement and the parties’ rights, duties and obligations under this
Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void;
provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

26. The following Paragraphs shall survive any termination of this Agreement: 4, 17-
17(b), 21-26.

27. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

ING USA ANNUITY AND LIFE INSURANCE
COMPANY (on behalf of itself and each
Account)

Attest:		/s/ Alice W. Su

	By:	Alice W. Su
/s/ John S. Kreighbaum	Its:	Vice President

RELIASTAR LIFE INSURANCE COMPANY
OF NEW YORK (on behalf of itself and each
Account)

Attest:		/s/ Alice W. Su

	By:	Alice W. Su
/s/ John S. Kreighbaum	Its:	Vice President

14

AMERICAN FUNDS INSURANCE SERIES

Attest:		/s/ Steven I. Koszalka

	By:	Steven I. Koszalka
	Its:	Secretary

CAPITAL RESEARCH AND MANAGEMENT
COMPANY

Attest:		/s/ Catherine M. Ward

	By:	Catherine M. Ward
	Its:	Senior Vice President

ING INVESTORS TRUST

Attest:		/s/ Kimberly A. Anderson

	By:	Kimberly A. Anderson
	Its:	Senior Vice President

DIRECTED SERVICES LLC

Attest:		/s/ Todd Modic

	By:	Todd Modic
	Its:	Vice President

ING FUNDS DISTRIBUTOR, LLC

Attest:		/s/ Todd Modic

	By:	Todd Modic
	Its:	Senior Vice President

15

Appendix A – Contracts

Company	Contracts

ING USA Annuity and Life	Architect
Insurance Company:	EquiSelect
GoldenSelect Access®
GoldenSelect Access One
GoldenSelect DVA Plus®
GoldenSelect DVA
GoldenSelect ES ll®
GoldenSelect Frontier
GoldenSelect Generations,
GoldenSelect Landmark
GoldenSelect Legends
GoldenSelect Opportunities
GoldenSelect Premium Plus®
ING Wells Fargo Landmark
ING Wells Fargo Opportunities
PrimElite
Rollover Choice
SmartDesign Advantage
SmartDesign Signature
SmartDesign Variable Annuity

ReliaStar Life Insurance Company	Architect NY
of New York	Empire PrimElite
Empire Innovations
Empire Traditions
GoldenSelect DVA Plus-NY
Rollover Choice NY

ING Life Insurance and Annuity	ING Variable Annuity
Company	ING Variable Annuity NY

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Appendix B – Separate Accounts

Company	Separate Account

ING USA Annuity and Life	·	ING USA Annuity and Life Insurance Company
Insurance Company:		Separate Account B

ReliaStar Life Insurance Company	·	ReliaStar Life Insurance Company of New York
of New York:		Separate Account NY-B
·

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Appendix C PORTFOLIOS AND CORRESPONDING UNDERLYING FUNDS

ING Investors Trust Portfolios:	American Funds Insurance Series Underlying
Funds:
· ING American Funds World Allocation	·	American Funds Insurance Series Asset
Portfolio		Allocation Fund
	·	American Funds Insurance Series Blue
Chip Income and Growth Fund
	·	American Funds Insurance Series Bond
Fund
	·	American Funds Insurance Series Cash
Management Fund
	·	American Funds Insurance Series Global
Bond Fund
	·	American Funds Insurance Series Global
Discovery Fund
	·	American Funds Insurance Series Global
Growth Fund
	·	American Funds Insurance Series Global
Growth and Income Fund
	·	American Funds Insurance Series Global
Small Capitalization Fund
	·	American Funds Insurance Series
Government/AAA-Rated Securities Fund
	·	American Funds Insurance Series Growth
Fund
	·	American Funds Insurance Series Growth-
Income Fund
	·	American Funds Insurance Series High-
Income Bond Fund
	·	American Funds Insurance Series
International Fund
	·	American Funds Insurance Series New
World Fund

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Appendix D

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation’s
Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification
System.

1. Subject to the provisions of Paragraph 4 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Underlying Fund shares through National Securities Clearing Corporation
(“NSCC”) and its subsidiary systems, when it becomes feasible for the Series to do so, as follows:

The Series will furnish to the Trust or its designated affiliate through NSCC’s Mutual Fund
Profile System (“MFPS”) (1) the most current net asset value information for each Underlying
Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Underlying
Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Underlying Fund’s ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Trust or its designated affiliate by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available. Changes in pricing information will be communicated to NSCC and the Trust

Upon receipt of Underlying Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Underlying Fund’s net asset value is calculated as specified in the
Series’ Prospectus (“Close of Trading”) on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of
Underlying Fund shares, the Trust or its designated affiliate will calculate the net purchase or redemption order for each Underlying Fund. Orders for net purchases or net redemptions derived from Instructions received by the Trust or its designated affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual
Fund Settlement, Entry and Registration Verification System (“Fund/SERV”) by 5:00 a.m.
Eastern Time on the next Business Day. Subject to the Trust’s or its designated affiliate’s compliance with the foregoing, the Trust or its designated affiliate will be considered the agent of the Series, and the Business Day on which Instructions are received by the Trust or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Underlying
Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Trust or its designated affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Series’ then current Prospectuses.

The Trust or its designated affiliate will wire payment for net purchase orders by the Underlying
Fund’s NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Trust or its designated affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the

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payment for those shares is received.

NSCC will wire payment for net redemption orders by Underlying Fund, in immediately available funds, to an NSCC settling bank account designated by Insurance Company or its designated affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in the Series’ then current Prospectus and statement of additional information.

If the Series does not send a confirmation of the Trust’s or its designated affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business
Day.

If on any day the Trust or its designated affiliate, or the Series is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to the Series or the Trust or its designated affiliate, as applicable, as is otherwise provided in the Agreement, consistent with each of the Trust and the Series’ respective prospectuses.

These procedures are subject to any additional terms in the Series’ Prospectus and the requirements of applicable law. The Series reserves the right, at its discretion and without notice, and subject to the terms and conditions of this Agreement to suspend the sale of shares or withdraw the sale of shares of any Underlying Fund.

2. The Trust or its affiliate, the Series and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by
NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Appendix.

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